RESIGNATION NOTICE

May 1, 2011

Corestream Energy, Inc.
9550 Warner Avenue, Ste. 250
Fountain Valley, CA 92708

I hereby resign as the Chief Executive Officer, President, and Chairman of the Board of Corestream Energy, Inc (the “Company”).  My resignation shall be effective immediately.

My resignation is not the result of any disagreement with the Company on any matter relating to its operation policies, or practices.  I have decided to leave the Company due to a medical condition that will require my utmost focus.

I assign all my proxy votes to the new Chief Executive Officer, President, and Chairman of the Board, Lewis Graham.

Sincerely,

/s/Milton C. Ault, III

Milton C. Ault, III